UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Preferred Apartment Communities, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Preferred Apartment Communities, Inc.’s Special Meeting to Approve the All-Cash Acquisition by Blackstone Real Estate Income Trust is Scheduled for June 7th

All Stockholders are Encouraged to Vote Today!

Atlanta, GA - June 3, 2022 -- Preferred Apartment Communities, Inc. (NYSE: APTS) ("PAC" or the "Company") is reminding all stockholders that its previously scheduled special meeting to approve the all-cash acquisition by Blackstone Real Estate Income Trust, Inc. is scheduled for June 7, 2022. If the merger is completed, PAC stockholders will be entitled to receive $25.00 in cash, without interest and less any applicable withholding taxes, in exchange for each share of common stock they own.

Stockholders who held shares of common stock as of April 11, 2022, the record date for the special meeting, are entitled to vote. All stockholders are encouraged to vote immediately as the cut-off for voting by telephone or internet will be 11:59 p.m. Eastern Time on Monday, June 6, 2022.

Any stockholder that needs assistance voting their shares or has questions is encouraged to contact our proxy solicitor, MacKenzie Partners, toll-free at 1-800-322-2885.

About Preferred Apartment Communities, Inc.
Preferred Apartment Communities, Inc. (NYSE: APTS) is a real estate investment trust engaged primarily in the ownership and operation of Class A multifamily properties, with select investments in grocery anchored shopping centers. Preferred Apartment Communities’ investment objective is to generate attractive, stable returns for stockholders by investing in income-producing properties and acquiring or originating multifamily real estate loans. As of March 31, 2022, the Company owned or was invested in 113 properties in 13 states, predominantly in the Southeast region of the United States. Learn more at www.pacapts.com.

Additional Information and Where to Find It
In connection with the proposed merger, the Company has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Proxy Statement and other documents filed by the Company at its website, www.pacapts.com, or at the SEC’s website, www.sec.gov. The Proxy Statement and other relevant documents may also be obtained for free from the Company by directing such request to Preferred Apartment Communities, Inc., to the attention of the Corporate Secretary, 3284 Northside Parkway NW, Suite 150, Atlanta, GA 30327.

Participants in the Solicitation
The Company and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on

February 28, 2022, Amendment No. 1 on Form 10-K/A to amend its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on May 2, 2022, and subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, have also been included in the Proxy Statement. Investors should read the Proxy Statement carefully before making any voting or investment decisions.

Cautionary Statement Regarding Forward Looking Statements
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements that contain our current expectations about future results. These forward-looking statements are based on certain assumptions and expectations made by the Company, which reflect our management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. When considering these forward-looking statements, you should also keep in mind the risk factors and other cautionary statements found in the Company’s respective filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this release. The Company claims the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

SOURCE: Preferred Apartment Communities, Inc.
Preferred Apartment Communities, Inc.
John A. Isakson 770-818-4109
Chief Financial Officer
Email: jisakson@pacapts.com

Preferred Apartment Communities, Inc.
Paul Cullen 770-818-4144
Executive Vice President-Investor Relations
Email: Investorrelations@pacapts.com

Additional Investor Contact:
MacKenzie Partners, Inc.
Bob Marese
212-929-5500